EXHIBIT 32

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                                  CERTIFICATION

     In connection with the Annual Report of Biocurex, Inc. (the "Company") on Form 10-K/A for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), Dr. Ricardo Moro, the Principal Executive Officer and Gladys Chan, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



Date:  August 28, 2012               By:/s/ Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro - Principal Executive
                                        Officer



Date:  August 28, 2012               By:/s/ Gladys Chan
                                        -------------------------------------
                                        Gladys  Chan  -  Principal   Financial
                                        Officer
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